EXHIBIT 5.2

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Tel: 212.859.8000
Fax: 212.859.4000
www.friedfrank.com

June 2, 2005

Akerman Senterfitt, P.A.
One Southeast Third Avenue, 28th Floor
Miami, Florida 33131-1714

Ladies and Gentlemen:

     We are acting as special New York counsel for you in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) under the Registration Statement on Form S-4 of Republic Services, Inc. (the “Company”), to be filed on the date hereof, of $275,674,000 of 6.086% Notes due 2035 (the “Notes”), to be issued under an existing indenture providing for the issuance of senior debt securities, dated as of August 15, 2001 (the “Base Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of March 21, 2005, between the Company and the Trustee (the “Second Supplemental Indenture”), related to the Notes.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of certificates and oral or written statements and other information of or from representatives of the Company and others.

     To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the Registration Statement has become effective under the Securities Act, (ii) the Company has the power and authority to execute, deliver and perform its obligations under the Base Indenture and the Second Supplemental Indenture, and to issue the Notes, (iii) the execution, delivery and performance of the Base Indenture, the Second Supplemental Indenture and the Notes, and the terms of the issuance of the Notes,

Akerman Senterfitt, P.A.	June 2, 2005

have been duly authorized by all necessary action (corporate and otherwise) on the part of the Company and do not violate any applicable law, rule, regulation, order, agreement or instrument then binding on the Company, (iv) the Trustee has the power to execute, deliver and perform its obligations under the Base Indenture and the Second Supplemental Indenture and the execution, delivery and performance of each of the Base Indenture and the Second Supplemental Indenture has been duly authorized by the Trustee, (v) each of the Base Indenture and the Second Supplemental Indenture has been duly executed and delivered by the Company, (vi) each of the Base Indenture and the Second Supplemental Indenture has been duly executed and delivered by the Trustee and each constitutes a valid and binding obligation of the Trustee, and (vii) the Notes have been duly executed and authenticated in accordance with the terms of the Base Indenture and the Second Supplemental Indenture and delivered and paid for in accordance with the terms of the exchange offer and related Registration Rights Agreement, dated as of March 21, 2005, among the Company and the other parties named therein.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, once the Notes have been duly authorized, executed and delivered by the Company, and assuming due execution, delivery and authentication of the Notes by the Trustee, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject to the following qualifications:

     (A) We express no opinion as to the validity, binding effect or enforceability of any provision of the Base Indenture, the Second Supplemental Indenture, or the Notes relating to indemnification, contribution or exculpation.

     (B) Our opinions above are subject to the following:

     (i) bankruptcy, insolvency, reorganization, moratorium or other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;

     (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

     (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

Akerman Senterfitt, P.A.	June 2, 2005

     (C) We express no opinion as to the validity, binding effect or enforceability of any provision of the Base Indenture, the Second Supplemental Indenture, or the Notes:

     (i) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company, under any of such agreements or instruments, to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

     (ii) related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

     (iii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

     (iv) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

     (v) which may be construed to be in the nature of a penalty.

     The opinions expressed herein are limited to the laws the State of New York as currently in effect. We express no opinion as to the laws of any other jurisdiction, including federal law. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

     We hereby consent to your reliance upon this opinion in rendering your opinion, both of which will be filed as exhibits to the Registration Statement, and to the reference

Akerman Senterfitt, P.A.	June 2, 2005

to this firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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